Exhibit 10.15

AMENDMENT NUMBER TWO
to the
MASTER REPURCHASE AGREEMENT
dated as of March 25, 2011
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 28th day of June, 2012, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Master Repurchase Agreement, dated as of March 25, 2011 (as amended by that certain (i) Amendment and Waiver, dated as of February 17, 2012, and (ii) Amendment Number One to the Master Repurchase Agreement, dated as of February 29, 2012, each by and between Purchaser and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments. Effective as of June 28, 2012 (the “Effective Date”), the Repurchase Agreement is hereby amended as follows:

(a)Section 2(a) of the Repurchase Agreement is hereby amended by deleting the definition of “Streamline Mortgage Loan” in its entirety and replacing it with the following:

“Streamline Mortgage Loan” means any Mortgage Loan that is refinanced pursuant to the FHA Streamline Refinance program or the VA Interest Rate Reduction Refinancing program.
(b)Section 2(a) of the Repurchase Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“HARP Mortgage Loan” means a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan that fully conforms to the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to by Fannie Mae as a “Refi Plus mortgage loan” or “DU Refi Plus mortgage loan”, and by Freddie Mac as a “Relief Refinance Mortgage,” respectively.
(c)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(o)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(o)    With respect to any Mortgage Loan (other than a Streamline Mortgage Loan, a Mortgage Loan guaranteed by the VA under the Servicemen's Readjustment Act of 1944, a HARP Mortgage Loan, and any other Mortgage Loan underwritten and originated in accordance with a program sponsored and/or administered by a Governmental Authority; provided, that such program has been approved by Purchaser in its sole discretion), on the Origination Date the related Mortgagor's FICO Score was equal to or greater than 550 (for this purpose, it being acknowledged that the related Mortgagor shall be deemed to have a FICO Score of zero where no FICO Score is available);

(d)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(r)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(r)    Each Streamline Mortgage Loan and HARP Mortgage Loan fully complies with all applicable terms and conditions, including any covenants, representations and warranties, of the related Agency Guide, the FHA regulations and the VA regulations, and the guidance issued by the Federal Housing Finance Authority, Fannie Mae and Freddie Mac for origination of mortgage loans under the Home Affordable Refinance Program, as applicable, unless the Seller has obtained a waiver in respect of any such noncompliance from the related Agency, FHA, VA or the Federal Housing Finance Authority, as applicable;
SECTION 2.Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement. In addition, as a condition precedent to the effectiveness of this Amendment, Seller shall have paid to Purchaser the fee set forth in Section 2 of Amendment Number Two to the Pricing Side Letter (Master Repurchase Agreement), dated as of June 28, 2012, by and between Seller and Purchaser.

SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By: /s/ Ellen V. Kiernan____________________
Name: Ellen V. Kiernan
Title: Director

NATIONSTAR MORTGAGE LLC,
Seller
By: /s/ Gregory A. Oniu_____________________
Name: Gregory A. Oniu
Title: Senior Vice President